ZALICUS

ZALICUS DISCOVERS NOVEL MULTI-TARGET MECHANISM FOR THE TREATMENT OF MULTIPLE MYELOMA

New Findings Published in Molecular Cancer Therapeutics Demonstrate Novel and Selective Synergy for Adenosine A2A and Beta-2 Adrenergic Receptor Agonists in Combination with Standard of Care Drugs

Synergy Discovered Through Systematic Combination High Throughput Screening (cHTS™)Platform

CAMBRIDGE, Mass. – April 5, 2012 – Zalicus Inc. (NASDAQ: ZLCS) today announced the publication of new preclinical data in Molecular Cancer Therapeutics, a Journal published by the American Association for Cancer Research. In the article entitled, “Adenosine A2A and Beta-2 Adrenergic Receptor Agonists: Novel Selective and Synergistic Multiple Myeloma Targets Discovered through Systematic Combination Screening,” by Rickles, et.al, pre-published online April 4, 2012, Zalicus researchers, in collaboration with the Jerome Lipper Multiple Myeloma Center, Dana-Farber Cancer Institute, Harvard Medical School, have discovered that adenosine A2A and beta-2 adrenergic receptor agonists are highly synergistic and selective novel agents that enhance glucocorticoid activity in B-cell malignancies such as multiple myeloma and, importantly, can synergize in combination with current multiple myeloma treatment regimens such as melphalan, lenalidomide, bortezomib and doxorubicin.

“These data demonstrate the power of Zalicus’ combination High Throughput Screening (cHTS™) platform to systematically identify synergistic drug combinations for the treatment of cancer,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Combination drug regimens are quickly becoming the standard of care in the treatment of cancer and this is especially evident in multiple myeloma where combination therapy has been shown to improve clinical outcomes for patients.”

Study highlights:

·	A2A and beta-2 adrenergic receptor agonists were shown to be highly synergistic and selective agents providing enhanced glucocorticoid activity in B-cell malignancies.

·	Analysis of agonists in combination with dexamethasone or melphalan in 83 cell lines revealed substantial activity in MM and diffuse large B cell lymphoma cell lines.

·	In some of the multiple myeloma (MM) cell line models, A2A and beta-2 adrenergic receptor agonists synergized with melphalan, lenalidomide, bortezomib and doxorubicin.

·	Combination effects were also observed with dexamethasone as well as bortezomib, using MM patient samples and mouse MM xenograft assays.

·	Results support development of A2A and beta-2 adrenergic receptor agonists for use in multi-drug combination therapy for MM.

·	Systematic combination screening for the discovery and evaluation of new targets and combination therapies has the potential to improve cancer treatment paradigms and patient

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outcomes.

About Zalicus

Zalicus Inc. (Nasdaq: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and immuno-inflammatory diseases and have entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease.

To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its combination drug discovery technology, cHTS, and its other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the Zalicus drug discovery technologies, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2012 Zalicus Inc. All rights reserved.

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     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com